UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 14, 2021 (December 13, 2021)

Date of Report (Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2021, DURECT Corporation (“DURECT”) announced that the Board of Directors of DURECT (the “Board”), has appointed, effective as of December 13, 2021 (the “Effective Date”), Mr. Peter S. Garcia as a Class II director of DURECT with a term to expire at the annual meeting of stockholders to be held in 2023. In connection with the appointment, the Board approved an increase in the size of the Board, from eight to nine members, effective as of the Effective Date.

Mr. Peter S. García, 60 years old, has served as Chief Financial Officer of ALX Oncology Holdings Inc. (Nasdaq: ALXO) since January 2020. Prior to ALX Oncology, from 2013 to 2019, he served as Vice President and Chief Financial Officer of PDL BioPharma, Inc., an acquirer of royalties and pharmaceutical assets. From 2011 to 2013, Mr. García served as Chief Financial Officer of BioTime, Inc., a clinical-stage biotechnology company now known as Lineage Cell Therapeutics. He previously served as Chief Financial Officer of Marina Biotech, Nanosys, Nuvelo, Novacept, IntraBiotics Pharmaceuticals and Dendreon, and began his career in the life sciences industry at Amgen where he served in various financial roles of increasing responsibility. Mr. García received a B.A. degree in Economics and Sociology from Stanford University and an M.B.A from the University of California, Los Angeles.

There is no arrangement or understanding between Mr. Garcia and any other person pursuant to which he was selected as a director and he is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K. In addition, there are no family relationships between Mr. Garcia and any director or executive officer of DURECT.

For his service as a director, Mr. Garcia will be entitled to receive cash and equity compensation in accordance with DURECT’s compensation practices for non-employee directors.  In addition, he will receive a stock option grant at the Company’s 2022 annual stockholder meeting in an amount consistent with the annual grants awarded to other non-employee directors and pro-rated to reflect a partial year of service. In connection with his appointment as a director, Mr. Garcia also will enter into an indemnification agreement with DURECT consistent with the form agreement executed with each of DURECT’s current directors.

A copy of the press release announcing these appointments is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of DURECT Corporation dated December 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: December 14, 2021	By:	/s/ James E. Brown
James E. Brown President and Chief Executive Officer

4